U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: October 27, 2005



                         TIDELANDS OIL & GAS CORPORATION
             (Exact Name of registrant as specified in its Charter)




       Nevada                         0-29613                      66-0549380
----------------------          -------------------           ------------------
State of Incorporation          Commission File No.            I.R.S. Employer
                                                              Identification No.

1862 West Bitters Rd. San Antonio, TX                      78248
----------------------------------------                 ----------
(Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, (   210   )      764       -   8642
                               -----------  -------------   --------



                     (Registrant's former name and address)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17CFR 240-14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240-13e-4(c))



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Item 7.01 Regulation FD Disclosure

         On October 27, 2005, Tidelands Oil & Gas representatives attended the Platts Conference, a Mexican energy conference, in Houston, Texas. Tidelands presented information on the project status of Terranova Energia SRL de CV, the corporate subsidiary responsible for the proposed natural gas transportation, underground storage facility and offshore LNG (liquefied natural gas) regasification project in Northeastern Mexico. The following is a summary of the conference presentation highlights. A copy of the presentation will be available on the Tidelands' website www.tidelandsoilandgas.com in a PowerPoint file titled Platts Conference. Additional detailed information such as maps, charts and pipeline diagrams are included in this webpage file. We encourage our readers to review this file.

         The Company is focusing on the development of infrastructure projects through its Mexican entity, Terranova Energia S.de R.L. de C.V., in the nation of the United Mexican States (Mexico).

         Terranova Energia is focused on project development and implementation of a natural gas storage and transportation infrastructure to support the integration of Northeastern Mexico and South Texas and the related economic growth of the border regions.

         Tidelands and Terranova Energia have hired project development advisors in the United States and Mexico. The Terranova Energia advisors include ALF Energia, Rich, Heather Muller, Abogados and Miriam Grunstein, Abogada. The Tidelands advisors include Netherland Sewell & Associates, CenterPoint Energy, LLC, Mayer Brown Rowe & Maw, LLP, BNC Engineering, LLC, HSBC Securities, USA, Inc. and R.W. Beck, Inc.

         The Terranova Energia project was inspired by the fact that PEMEX, the Mexican national oil company, needs to manage its natural gas production in the Burgos Basin and the CFE, the Mexican federal electricity commission, needs to support a natural gas policy which encourages reliability, flexibility and competitive pricing for natural gas in northern Mexico. The regions forecasted growth will require additional natural gas for power generation in the region.

         Our project area is called the Northeast Hub. Our medium term goals, subject to a variety of factors, including, but not limited to, regulatory permitting, engineering design, financing, construction and operating agreements, are focused on the Brasil storage field and Terranova Energia pipeline.

         The pipelines proposed are (A) the Occidente Section comprised of: (1) a pipeline from the Brasil Storage field to Nuevo Progresso, proposed international pipeline crossing into the U.S., (2) a pipeline from Brasil storage to Station 19 up to Arguelles which is another proposed international pipeline crossing into U.S.; and (B) the Oriente Section from the offshore regasification station to Norte Puerto Mezquite proceeding to the Brazil storage field. The Occidente Section will include approximately 323 kilometers of pipeline and the Oriente Section will contain approximately 149 kilometers of pipeline. Our long term goal includes the construction of the offshore LNG regasification station.

         The proposed international pipeline crossings into South Texas are the Donna Station and Arguelles and VGP station. At the Donna station our potential interconnects into Texas are with TETCO, TGPL and Texas Gas Services. At the Arguelles and VGP station our potential interconnects are with HPL, Calpine and Kinder Morgan. The Terranova pipeline capacity is estimated at 1.2 BCFD (billion cubic feet per day).

         The Terranova pipelines have been designed for 30 and 36 inch diameter with bi-directional flow. The pipeline from the proposed LNG regasification terminal to the Brasil field is a 36 inch diameter pipeline and from the Brasil field to Monterey and international crossings are 30 inch diameter pipelines.

         We submitted the permits for the Terranova pipeline Occidente and Oriente sections to the CRE, the Mexican energy regulatory entity, on March 18, 2005 and they were accepted for full review on June 14, 2005.

         The proposed underground natural gas storage facility will be located in the depleted reservoir at the B1 Horizon-Brasil Field and include above ground facilities. Our design proposal for the use of this depleted reservoir as a storage facility was prepared by Netherland Sewell. Netherland Sewell, after geological and mechanical modeling, reported the reservoir at the B1 horizon as suitable for natural gas storage. The design capacity of the storage field contemplates incremental increases in capacity over three seasons. The first season capacity is 25 BCF (billion cubic feet), second season capacity is 40 BCF and third season onward is 50 BCF. The design proposes that natural gas be injected into the reservoir at 350 MMCFD(million cubic feet per day) at pressures from 2,400 psi up to 3,200 psi. Extraction flows of natural gas will be kept at 500 MMCFD to maintain structural integrity of the reservoir. The storage facility plans call for 22 injection and extraction wells. The above ground facilities will include compression stations.

         We submitted the storage permit to the CRE on August 5, 2005 and it was accepted for full review on October 14, 2005.

         The proposed Offshore LNG Regasification Station will be based on technology developed by the Norwegian company Remora Technology. It utilizes an unmanned floating station called a HiLoad. It has a peak capacity of 1.4 BCFD (billion cubic feet per day). This technology permits any LNG carrier vessel to connect and carry out regasification operations without any vessel modifications. It utilizes LNG vaporizers of the shell and tube type, with sea water as the heating medium. The LNG station will be located no less than 40 nautical miles from the coast at a depth of 450 feet. A support station with a power generation system and central control will be located on-shore. A buoy will support the mooring of the LNG carrier vessels. Electrical power cables, control umbilicals and pipelines will connect the HiLoad to the on-shore support station.

         There are significant challenges for the natural gas supply to the power generation industry in Northeastern Mexico. We believe the CFE has taken a proactive role in this region with a view to substantially improving the reliability, flexibility and pricing of the natural gas supply. Presently, there are three LNG regasification projects permitted in this region at Altamira, Rosarito and Manzanillo. Additionally, there new electrical generation plants and associated pipelines under construction. The CFE has forecasted natural gas demand growth in the region from 2004 through year 2013. The CFE forecasts gas demand will increase from 1.7 BCFD in 2004 to 4.2 BCFD in 2013. Natural gas storage facilities in northern Mexico will provide a reliable, flexible gas supplies while creating conditions for competitive natural gas pricing.

Forward Looking Statements:

         We have included forward-looking statements in this report. For this purpose, any statements contained in this report that are not statements of historical fact may be deemed to be forward looking statements. Without limiting the foregoing, words such as "may", "will", "expect", "believe", "anticipate", "estimate", "plan" "propose" or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors. Factors that might cause forward-looking statements to differ materially from actual results include, among other things, overall economic and business conditions, demand for the Company's products, competitive factors in the industries in which we compete or intend to compete, natural gas availability and cost and timing, impact and other uncertainties of our future acquisition plans.

Sovereign Risk:

         The risk of indirect or regulatory actions by local, state or federal authorities in Mexico which may inhibit, delay, hinder or block projects under development in Mexico is very high given the history of operations conducted by past businesses other than the Company in Mexico. There is a substantial risk that a set of actions taken by commission or omission by the various actors in the public, private, nongovernmental and/or social sectors could negatively impact a project or investment in Mexico. The legal system employed in Mexico is dramatically different in its structure and method of operation compared to the common law foundation present in the United States of America. The level of legal protection afforded investors by the North American Free Trade Agreement has not materially improved from a foreign investor's viewpoint.

         There can be no assurance that a commercially viable project will be completed due to the above factors which could result in commercial competitors trying to circumvent the market system through the exploitation of undocumented, extra-official channels of influence that constitute unfair competition. Federal, state and local authorities are not well coordinated in their legal protections and improper influence and competition may arise from any level of government to disrupt or destroy the commercial viability of investments by foreign investors. While the Company has taken precautions to limit its investments to prudent levels, there is a continuing risk of adverse activities arising from the above sources that could impair or result in the entire loss of investment in otherwise commercially viable projects initiated by the Company in Mexico.


SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 TIDELANDS OIL & GAS CORPORATION
Dated: October 27,2005


                                                  /s/ Michael Ward
                                                 -------------------------------
                                                 By: Michael Ward
                                                 Title: President